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                                                                   EXHIBIT 10.30


                  RECLAMATION CONSULTING AND APPLICATIONS, INC.

                       CONVERTIBLE NOTE PURCHASE AGREEMENT

THIS CONVERTIBLE NOTE PURCHASE AGREEMENT (the "AGREEMENT"), is entered into as of the 17th day of October, 2006 (the "EFFECTIVE DATE"), by and between RECLAMATION CONSULTING AND APPLICATIONS, INC., a corporation duly organized and validly existing under the laws of the State of Colorado (the "COMPANY") and CANVASBACK COMPANY LIMITED, a company organized and validly existing under the laws of Anguilla ("CANVASBACK"). The Company and Canvasback are sometimes referenced herein individually as a "PARTY", and collectively as the "PARTIES").

      WHEREAS, the Company is a party to certain convertible promissory note agreements (the "CONVERTIBLE NOTE AGREEMENTS") as to which the Company has registered the underlying stock for public trading in accordance with its agreements with the holders thereof (the "EXISTING NOTEHOLDERS"), and which Convertible Note Agreements place substantial restrictions on the ability of the Company to issue certain types of securities and take certain other types of corporate action while the Convertible Note Agreements are in force;

      WHEREAS, since the beginning of this year, the Company has been in need of a substantial amount of cash financing to support its operations, and such cash financing has been difficult to raise due to the various restrictions imposed by the Convertible Note Agreements;

      WHEREAS, notwithstanding the restrictions imposed upon the Company, since January 2006 Canvasback has been willing to provide, and has provided, the Company with cash financing in the form of unsecured loans in order to help the Company sustain its operations, and the Parties have been operating since that time under an oral agreement for Canvasback to provide those funds as necessary on a case-by-case basis;

      WHEREAS, as of September 7, 2006, the Company had received the sum of One Million, Six Hundred and Sixteen Thousand, Three Hundred Forty Eight Dollars ($1,616,348) of unsecured debt from Canvasback, and as partial consideration for the right to convert all Unsecured Loans (as defined hereafter), Canvasback had agreed to provide the Company with additional unsecured debt to permit the Company to meet its current obligations; and

      WHEREAS, as of the date hereof, Canvasback has provided the Company with an additional Three Hundred Eighty Seven Thousand, Four Hundred Twenty Eight Dollars ($387,428) of unsecured debt bringing the balance of all prior unsecured loans, including accrued interest of Seventy Five Thousand, Two Hundred Ninety One ($75,291) to Two Million, Seventy-Nine Thousand, Sixty-Seven Dollars ($2,079,067) (the "PRIOR LOANS"),

      WHEREAS, Canvasback has indicated that it is willing to provide the Company with additional unsecured debt in the principal amount of One Hundred Twenty Thousand Dollars ($120,000) (the "SUBSEQUENT LOANS", and together with the Prior Loans, the "UNSECURED DEBT"), provided that the Company delivers to Canvasback the right to convert the Unsecured Debt into equity in accordance with this Agreement, and the Parties desire to memorialize their arrangement through entry into this Agreement as of the date hereof.


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      NOW, THEREFORE, in consideration of the foregoing premises, and the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                            UNSECURED NOTE FINANCING

1.1 Upon execution of this Agreement, the Parties hereby agree that SCHEDULE A, attached hereto and made an integral part hereof, constitutes a true and complete list of all amounts loaned by Canvasback to the Company as Prior Loans through and including the date of this Agreement. The terms of the Prior Loans shall be as described in Section 2.2 below, and as set forth in the Convertible Note (as defined below), issuable pursuant to
      Article II of this Agreement.

1.2 Canvasback agrees, subject to the entry of the Parties into this Agreement, to provide the Subsequent Loans, which Subsequent Loans shall be evidenced by the issuance of Convertible Notes having the terms and conditions set forth in Section 2.2 below.

                                   ARTICLE II
                                CONVERTIBLE NOTES

2.1 ISSUANCE OF THE CONVERTIBLE NOTES. Subject to the terms and conditions set forth in this Agreement, the Company will duly authorize the issuance of its 10% Convertible Note in substantially the form of EXHIBIT A hereto as consideration for all Prior Loans (such note(s), together with any and all notes that may be issued hereafter in substitution or exchange therefore, and issued in consideration for Subsequent Loans, are collectively referred to herein as the "CONVERTIBLE NOTES" and each such note is individually referred to herein as a "CONVERTIBLE NOTE"). The terms and conditions of the Convertible Notes are incorporated herein by reference.

2.2 DESCRIPTION OF THE CONVERTIBLE NOTES. The Convertible Notes shall have the following terms and conditions:

      (A) MATURITY DATES. All principal, plus all accrued but unpaid interest on the Prior Loans, shall be due and payable on the date that is one
            (1) year from the date of this Agreement. All principal, plus all accrued but unpaid interest on the Subsequent Loans shall be due and payable on the date that is one (1) year from the date of the Convertible Note(s) evidencing such Subsequent Loans. Each date referenced in this Section 2.2(a) is hereby a "MATURITY DATE".


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      (B)   INTEREST RATE. The Convertible Notes will accrue simple interest at the rate of ten percent (10%) per annum, calculated on the basis of a 365-day year from the date of this Agreement.

      (C) PREPAYMENT. The Company shall have the right to prepay the Unsecured Debt, in whole or in part, at any time and from time to time, prior to the Maturity Date, without penalty, during the term of the applicable Convertible Note, provided that at the time of such prepayment the Company shall also pay to Canvasback all unpaid interest accrued on the Unsecured Debt through the date of prepayment.

      (D) CONVERSION. As provided for and on the terms and conditions set forth in the Convertible Notes, the Convertible Notes may be converted at any time after the Conversion Event (as hereafter defined) and prior to the Maturity Date (the "CONVERSION PERIOD") at the option of the holder, unless previously fully-paid, into shares (the "CONVERSION SHARES") of the Company's common stock, par value $0.01 per share (the "COMMON STOCK") at a per Conversion Share price of Two and One-half Cents ($0.025) (the "CONVERSION PRICE"). As used in this Agreement, the term "CONVERSION EVENT" shall mean either (i) the delivery to the Company and Canvasback of a written consent of the Existing Noteholders to permit the Conversion of the Unsecured Debt, or any portion thereof, into Conversion Shares pursuant to the terms of this Agreement; or (ii) the termination of the Convertible Note Agreement pursuant to the terms thereof and full satisfaction by the Company of all obligations pursuant thereto.

2.3 DELIVERY OF THE CONVERTIBLE NOTES. Subject to the terms and conditions set forth herein, the Company hereby agrees to issue to Canvasback as consideration for the Prior Loans, and Canvasback hereby agrees to accept from the Company, a Convertible Note in the principal face amount of Two Million, Seventy-Nine Thousand, Sixty-Seven Dollars ($2,079,067) (the "PRINCIPAL AMOUNT"). The Convertible Note delivered to Canvasback on the Closing Date will be delivered in the form of a single Convertible Note registered on the books and records of the Company in the name of Canvasback (or in the name of such nominee as Canvasback may specify no later than two business days prior to the Closing Date) and in substantially the form attached hereto as EXHIBIT A.

                                   ARTICLE III
                                     CLOSING

3.1 CLOSING. The closing of the transactions contemplated by this Agreement shall take place on October 17, 2006 at 10:00 a.m., P.D.T. at the offices of the August Law Group, P.C., The Atrium Building, 19200 Von Karman Avenue, Suite 19200, Irvine, California 92612, or at such other location, date and time as may be agreed upon between Canvasback and the Company (such closing being called the "CLOSING" and such date and time being called the "CLOSING DATE"). At the Closing, the Company shall issue and deliver to the Purchaser the Convertible Notes as consideration for the Unsecured Debt.


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                                   ARTICLE IV
                               REGISTRATION RIGHTS

4.1 The Company hereby agrees that, within sixty (60) days after the issuance of any Conversion Shares, or as soon thereafter as the Company may determine in good faith to be commercially reasonable, but in no event later than one hundred eighty (180) days the Company shall file a registration statement with the United States Securities and Exchange Commission (the "SEC") seeking to have such Conversion Shares registered for public sale on Form SB-2 or other applicable form of registration statement, and naming the holders therein (the "HOLDERS") as selling stockholders (unless any Holder shall notify the Company in advance that it does not desire to be included in any such registration statement). The Company shall pay for all registration expenses incurred in connection with any registration, qualification or compliance pursuant to this
      Article IV. All individual selling expenses incurred in connection with any such registration, qualification or compliance, including without limitation any separate counsel which any Holder may desire to engage in connection with the filing of such registration statement apart from the Company's counsel, will be borne by the Holders of the Conversion Shares participating in such registration, pro rata on the basis of the number of their shares so registered.

4.2 In its efforts to register securities on behalf of Holders of Conversion Shares desiring to participate as a selling stockholder in such registration (the "PARTICIPATING HOLDERS"), the Company shall use its commercially reasonable efforts to:

      (A) prepare and file the registration statement with the SEC within the stated time period, and use its best efforts to cause such registration statement to become effective within ninety (90) days after filing with the SEC and to remain effective for such period as may be reasonably necessary to effect the sale of the securities covered thereby, not to exceed six (6) months;

      (B) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective until the earlier of (i) the date on which all securities covered by such registration statement have been sold and (ii) 180 days after the effective date of such registration statement;

      (C) register or qualify the securities for sale under such other securities or blue sky laws of such jurisdictions as the Participating Holders may reasonably request, up to a maximum of five (5) such jurisdictions unless the securities can be qualified for sale under a nationally-recognized method of state qualification, provided that the Company will not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this subsection (c), it would not be obligated to be so qualified, to subject itself to taxation in any jurisdiction, or to consent to general service of process in any such jurisdiction;


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      (D)   furnish to the Participating Holders a reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Participating Holders may reasonably request in order to facilitate the public offering of such securities;

      (E) notify the Participating Holders, promptly after it receives notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

      (F) notify the Participating Holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

      (G) prepare and promptly file with the SEC, and promptly notify the Participating Holders of the filing of, any amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act of 1933 (the "1933 ACT"), any event has occurred as the result of which any such prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

      (H) advise the Participating Holders, promptly after it receives notice or obtains knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

      (I) at least three (3) days prior to the filing of any amendment or supplement to such registration statement or prospectus, furnish copies thereof to the Participating Holders and refrain from filing any such amendment or supplement until the Participating Holders give their written consent to the filing, such consent not to be unreasonably withheld or delayed and in no event later than five (5) days after the Participating Holders receive copies of the proposed amendment and supplement.

4.3 Each Participating Holder shall furnish to the Company such information regarding such Participating Holder and the distribution proposed by such Participating Holder as the Company may reasonably request in writing and as reasonably required in connection with any registration, qualification or compliance referred to herein or otherwise required by applicable state or federal securities laws.


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4.4   INDEMNIFICATION.

      (A) The Company shall, and hereby does, indemnify each Participating Holder, each of its officers, directors and partners, and each Person controlling such Participating Holder within the meaning of the 1933 Act and each underwriter, if any, and each Person who controls such underwriter within the meaning of the 1933 Act, against all claims, losses, damages and liabilities (or actions in respect thereon) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the 1933 Act, the Securities Exchange Act, the securities act of any state, or any rule or regulation thereunder applicable to the Company in connection with any such registration, qualification or compliance, and shall reimburse each Participating Holder, each of its officers, directors and partners, and each person controlling such Participating Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, whether or not resulting in any liability, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by any Holder or underwriter and stated to be specifically for use therein.

      (B) Each Participating Holder shall indemnify the Company, each of its directors and officers, each other Participating Holder, each Person who controls the Company within the meaning of the 1933 Act and the rules and regulations thereunder, and each of their officers, directors and partners, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Participating Holder's directors, officers, partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, whether or not resulting in liability, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Participating Holder and stated to be specifically for use therein.


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      (C)   Each party entitled to indemnification under this Section 4.4(c)
            (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the failure of any Indemnified Party to give such notice does not relieve the Indemnifying Party of its obligations under this Section 4.4(c) (except and to the extent the Indemnifying Party has been materially prejudiced as a consequence thereof). The Indemnifying Party will be entitled to participate in, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, at its expense to assume, the defense of any such claim or any litigation resulting therefrom, with counsel reasonably satisfactory to such Indemnified Party, provided that the Indemnified Party may participate in such defense at its expense, notwithstanding the assumption of such defense by the Indemnifying Party, and provided, further, that if the defendants in any such action shall include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party or that the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party or Parties shall have the right to select one separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties and the reasonable fees and expenses of such counsel shall be paid by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall (A) furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom and (B) shall use its best efforts to assist the Indemnifying Party in any such defense, provided that the Indemnified Party shall be entitled to be reimbursed by the Indemnifying Party for its out-of-pocket expenses paid in connection with such assistance.


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                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

5.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Canvasback, as of the date hereof, the following:

      (A) the Company is a corporation duly organized and validly existing under the laws of the State of Colorado, and has full power and authority to enter into, execute and perform this Agreement, which Agreement, once executed by the Company, shall be the valid and binding obligation of the Company, enforceable against it by any court of competent jurisdiction in accordance with its terms;

      (B) the individuals signing this Agreement on behalf of the Company are the duly elected executive officers of the Company so indicated, and have full power and authority to enter into, execute, deliver and perform this Agreement for and on behalf of the Company;

      (C) other than the Convertible Note Agreements, the Company is not bound by or subject to any contract, agreement, court order or judgment, administrative ruling, law, regulation or any other item which prohibits or restricts such party from entering into and performing this Agreement in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Agreement in accordance with its terms by the Company.

5.2 REPRESENTATIONS AND WARRANTIES OF CANVASBACK. Canvasback hereby represents and warrants to the Company, as of the date hereof, the following:

      (A) Canvasback is a limited liability company duly organized and validly existing under the laws of the Anguilla, and has full power and authority to enter into, execute and perform this Agreement, which Agreement, once executed by Canvasback, shall be the valid and binding obligation of Canvasback, enforceable against it by any court of competent jurisdiction in accordance with its terms;

      (B) the individuals signing this Agreement on behalf of Canvasback are the duly elected executive officers of Canvasback so indicated, and have full power and authority to enter into, execute, deliver and perform this Agreement for and on behalf of Canvasback;

      (C) Canvasback is not bound by or subject to any contract, agreement, court order or judgment, administrative ruling, law, regulation or any other item which prohibits or restricts such party from entering into and performing this Agreement in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Agreement in accordance with its terms by Canvasback.


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      (D)   with respect to the Unsecured Debt and the Conversion Shares
            (collectively, the "SECURITIES") being acquired (or which may be acquired) by Canvasback:

            (I) Canvasback is and will be acquiring the Securities for its own account, and not with a view toward the subdivision, resale, distribution, or fractionalization thereof; Canvasback has no contract, undertaking, or arrangement with any person to sell, transfer, or otherwise dispose of the Securities (or any portion thereof hereby subscribed for), and has no present intention to enter into any such contract, undertaking, agreement or arrangement;

            (II) this subscription for Securities by Canvasback is not the result of any form of general solicitation or general advertising;

            (III) Canvasback hereby acknowledges that: (A) the offering of the
                  Securities was made only through direct, personal communication between Canvasback and the Company; (B) Canvasback has had full access to material concerning the Company's planned business and operations, which material was furnished or made available to Canvasback by officers or representatives of the Company; (C) the Company has given Canvasback the opportunity to ask any questions and obtain all additional information desired in order to verify or supplement the material so furnished; and (D) Canvasback understands and acknowledges that a purchaser of the Securities must be prepared to bear the economic risk of such investment for an indefinite period because of: (I) the heightened nature of the risks associated with an investment in the Company due to its status as an early-stage company, including without limitation the risk of loss of the entire amount of their investment; and (II) illiquidity of the Securities due to the fact that (1) the Securities have not been registered under the 1933 Act or any state securities act (nor passed upon by the SEC or any state securities commission), and (2) the Securities may not be registered or qualified by Canvasback under federal or state securities laws solely in reliance upon an available exemption from such registration or qualification, and hence such Securities cannot be sold unless they are subsequently so registered or qualified, or are otherwise subject to any applicable exemption from such registration requirements; and (3) substantial restrictions on transfer of the Securities, as set forth by legend on the face or reverse side of every certificate evidencing the ownership of the Securities;


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      (E)   Canvasback is an "accredited investor" as such term is defined in
            Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Act, or, if Canvasback is non-accredited, then he and/or she has sufficient business expertise and sophistication so as to be able to make a determination concerning the relative risks and merits of an investment in the securities, and has a pre-existing business or personal relationship with at least one of the shareholders, directors or executive officers of the Company; and

      (F) Canvasback has been advised to consult with an attorney regarding all legal matters concerning the purchase and ownership of the Securities, and with a tax advisor regarding the tax consequences of purchasing such Securities.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

6.1 NOTICES. All notices, requests, demands and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of personal service or transmission by fax if such transmission is received during the normal business hours of the addressee, or on the first business day after sending the same by overnight courier service or by telegram, or on the third business day after mailing the same by first class mail, or on the day of receipt if sent by certified or registered mail, addressed as set forth below, or at such other address as any party may hereafter indicate by notice delivered as set forth in this Section 6.1:

        If to the Company:             Reclamation Consulting &
                                       Applications, Inc.
                                       940 Calle Amanecer, Suite E
                                       San Clemente, CA 92673
                                       Attn: Mr. Gordon W. Davies
                                             President

        With a copy (which shall
        not constitute notice) to:     August Law Group, P.C.
                                       19200 Von Karman, Suite 900
                                       Irvine, California  92614
                                       Attn: Kenneth S. August, Esquire
                                             President

        If to Canvasback:              Canvasback Company Limited
                                       Hannah Waiver House
                                       The Valley, Anguilla, British West Indies
                                       Attn: Ms. Bernadine Romney
                                             Authorized Signatory


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        With a copy (which shall
        not constitute notice) to:     _____________________________
                                       _____________________________
                                       _____________________________
                                       Attn:    ____________________
                                                ____________________

6.2 BINDING AGREEMENT; ASSIGNMENT. This Agreement shall constitute the binding agreement of the parties hereto, enforceable against each of them in accordance with its terms. This Agreement shall inure to the benefit of each of the parties hereto, and their respective successors and permitted assigns; provided, however, that this Agreement may not be assigned (whether by contract or by operation of law) by Canvasback without the prior written consent of the Company, which consent may be given or withheld in the sole discretion of the Company, PROVIDED HOWEVER, that any such permitted assignee of this Agreement, the Convertible Notes, or the Conversion Shares executes an assignment agreement or such other document as the Company may reasonably request containing all the representations, warranties and covenants contained in this Agreement and certifying to the Company that such permitted assignee is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Act,.

6.3 ENTIRE AGREEMENT. This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and the transactions contemplated hereby, and supersedes any and all prior oral or written agreements, statements, representations, warranties or understandings between the parties, all of which are merged herein and superseded hereby.

6.4 WAIVER. No waiver of any provision of this Agreement shall be deemed to be or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

6.5 HEADINGS. The headings provided herein are for convenience only and shall have no force or effect upon the construction or interpretation of any provision hereof.

6.6 COUNTERPARTS; FACSIMILES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimiles containing original signatures shall be deemed for all purposes to be originally-signed copies of the documents which are the subject of such facsimiles.

6.7 FURTHER DOCUMENTS AND ACTS. Each party agrees to execute such other and further documents and to perform such other and further acts as may be reasonably necessary to carry out the purposes and provisions of this Agreement.


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6.8   GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

6.9 SEVERABLE PROVISIONS. The provisions of this Agreement are severable, and if any one or more provisions is determined to be illegal, indefinite, invalid or otherwise unenforceable, in whole or in part, by any court of competent jurisdiction, then the remaining provisions of this Agreement and any partially unenforceable provisions to the extent enforceable in the pertinent jurisdiction, shall continue in full force and effect and shall be binding and enforceable on the parties.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



RECLAMATION CONSULTING
AND APPLICATIONS, INC.:                 ATTEST:


By: /s/ Gordon W. Davies                By: /s/ Michael C. Davies
    --------------------------              --------------------------
    Gordon W. Davies                        Michael C. Davies
    President                               Secretary




CANVASBACK COMPANY LIMITED:             ATTEST:


By: /s/ Bernadine Romney                By: /s/ John Benjamine
    --------------------------              --------------------------
Name:   Bernadine Romney                Name:   John Benjamine
        Authorized Signatory                    Authorized Signatory

                                   SCHEDULE A

                                       TO

                       CONVERTIBLE NOTE PURCHASE AGREEMENT

                             DATED OCTOBER 17, 2006

--------------------------------------------------------------------------------


                Date            Original Amount            Loan Balance

                06-Apr-06       $2,000                     $2,000
                10-Apr-06       $40,000                    $42,000
                10-May-06       $6,000                     $48,000
                14-May-06       $100,000                   $148,000
                01-Jun-06       $822,276                   $970,276
                06-Jun-06       $10,000                    $980,276
                07-Jun-06       $55,000                    $1,035,276
                08-Jun-06       $5,000                     $1,040,276
                09-Jun-06       $21,000                    $1,061,276
                13-Jun-06       $27,000                    $1,088,276
                14-Jun-06       $23,000                    $1,111,276
                21-Jun-06       $8,000                     $1,119,276
                22-Jun-06       $6,000                     $1,125,276
                23-Jun-06       $4,000                     $1,129,276
                26-Jun-06       $2,500                     $1,131,776
                27-Jun-06       $15,000                    $1,146,776
                28-Jun-06       $22,000                    $1,168,776
                29-Jun-06       $12,500                    $1,181,276
                01-Jul-06       $40,000                    $1,221,276
                03-Jul-06       $8,500                     $1,229,776
                05-Jul-06       $130,000                   $1,359,776
                17-Jul-06       $10,000                    $1,369,776
                19-Jul-06       $3,000                     $1,372,776
                20-Jul-06       $2,000                     $1,374,776
                25-Jul-06       $50,000                    $1,424,776
                26-Jul-06       $6,000                     $1,430,776
                27-Jul-06       $4,000                     $1,434,776
                28-Jul-06       $5,000                     $1,439,776
                31-Jul-06       $5,000                     $1,444,776
                01-Aug-06       $10,000                    $1,454,776
                04-Aug-06       $5,000                     $1,459,776
                11-Aug-06       $5,000                     $1,464,776
                14-Aug-06       $5,000                     $1,469,776
                16-Aug-06       $5,000                     $1,474,776

                18-Aug-06       $1,500                     $1,476,276
                22-Aug-05       $5,000                     $1,481,276
                23-Aug-06       $15,000                    $1,496,276
                25-Aug-06       $2,000                     $1,498,276
                28-Aug-06       $2,000                     $1,500,276
                29-Aug-06       $15,000                    $1,515,276
                30-Aug-06       $78,000                    $1,593,276
                31-Aug-06       $3,000                     $1,596,276
                01-Sep-06       $3,500                     $1,599,776
                06-Sep-06       $10,000                    $1,609,776
                07-Sep-06       $30,000                    $1,639,776
                08-Sep-06       $41,000                    $1,680,776
                11-Sep-06       $100,000                   $1,780,776
                13-Sep-06       $10,000                    $1,790,776
                18-Sep-06       $44,000                    $1,834,776
                22-Sep-06       $12,000                    $1,846,776
                28-Sep-06       $20,000                    $1,866,776
                02-Oct-06       $20,000                    $1,886,776
                06-Oct-06       $25,000                    $1,911,776
                12-Oct-06       $2,000                     $1,913,776
                13-Oct-06       $55,000                    $1,968,776
                17-Oct-06       $35,000                    $2,003,776

                Accrued Interest as Of October 17, 2006    $75,291

                Loan Balance as of October 17, 2006        $2,079,067

                                    EXHIBIT A

                                       TO

                       CONVERTIBLE NOTE PURCHASE AGREEMENT

                             DATED OCTOBER 17, 2006

                           CONVERTIBLE PROMISSORY NOTE

--------------------------------------------------------------------------------

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER THE LAWS OF ANY STATE, AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.




                           CONVERTIBLE PROMISSORY NOTE
                           ---------------------------

$2,079,067                                                      October 17, 2006

      FOR VALUE RECEIVED, RECLAMATION CONSULTING AND APPLICATIONS, INC., a corporation organized and existing under the laws of the State of Colorado (hereinafter referred to as the "BORROWER"), hereby promises to pay to the order of CANVASBACK COMPANY LIMITED, an Anguilla company, (hereinafter referred to as the "LENDER"), at his/her/its principal address located at Hannah Waiver House, The Valley, Anguilla BWI, or such other place or places as the Lender may hereafter direct from time to time, in lawful money of the United States and in immediately available funds, the principal sum of Two Million, Seventy-Nine Thousand, Sixty-Seven Dollars ($2,079,067). This Convertible Promissory Note (hereinafter referred to as the "NOTE") shall accrue simple interest at the rate of ten percent (10%) per annum, calculated on the basis of a 365-day year from the date of this Note. The aggregate amount of all principal and accrued interest shall be due and payable on the first (1st) anniversary of the date hereof (hereinafter referred to as the "MATURITY DATE"). This Note shall be unsecured by the Borrower or any other person, and non-recourse to any shareholder, officer, director, employee, agent or representative of the Borrower.

1. PURCHASE AGREEMENT. This Note is issued pursuant to that certain Note Purchase Agreement, dated as of October 17, 2006, by and between the Borrower and the Lender (the "Purchase Agreement"), and is subject to the provisions thereof. If any dispute arises between the terms of the Purchase Agreement and the terms of this Note, the terms of the Purchase Agreement shall prevail.

2. CONVERSION. If, during the Conversion Period, in the sole and exclusive option of the Lender, the Lender should desire to convert the indebtedness represented hereby, in whole or in part, into Conversion Shares in lieu of the repayment obligation of such Borrower pursuant to this Note, then Lender shall give notice to such effect prior to the Maturity Date. The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the aggregate amount of principal and accrued but unpaid interest on this Note as of the date of conversion, by the Conversion Price. If this Note, or any portion of indebtedness represented hereby, is converted into Conversion Shares as provided herein, then the provisions of this Note relating to the obligation of the Borrower to pay principal and interest to Lender, set forth above, shall be null and void and no payment of principal and interest shall be owed or paid by Borrower thereafter with respect to the amount of indebtedness converted into Conversion Shares.

3. PREPAYMENT. The Borrower shall have the right to prepay the principal amount of this Note, in whole or in part, at any time and from time to time, prior to the Maturity Date, without penalty, during the term of this Note, provided that at the time of such prepayment, the Borrower shall also pay to Lender all unpaid interest accrued on the principal amount of this Note through the date of prepayment.

4. NO VOTING RIGHTS. This Note shall not entitle Lender to any voting rights or other rights as a stockholder of Borrower.

5. TRANSFERS. This Note may be transferred only in compliance with the Note Purchase Agreement and with applicable federal and state securities laws, and only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to Borrower. Thereupon, a new promissory note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note. Lender agrees to provide a form W-9 to Borrower on request.

6. WAIVER. No waiver of any provision of this Note shall be deemed to be or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. This Note shall inure to the benefit of the Lender, his heirs, executors, successors and permitted assigns, PROVIDED, however, that this Note shall not be assignable to any party by contract or by operation of law without the prior written consent of the Borrower. The obligations of the Borrower arising hereunder shall become the obligations of any successor in interest or assignee thereof, whether by contract or by operation of law.

7. GOVERNING LAW; VENUE. This Note shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Note, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

THE BORROWER:

RECLAMATION CONSULTING                  ATTEST:
AND APPLICATIONS, INC.


By: /s/ Gordon W. Davies                By: /s/ Michael Davies
    --------------------------              --------------------------
    Gordon W. Davies                        Mr. Michael Davies
    President                               Secretary